Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER ENDED MARCH 31, 2010

HIGHLIGHTS

--                Diluted FFO per share was $0.50, before giving effect to income from impairment recoveries of $0.04 per diluted share; diluted FFO per share was $0.54; and diluted earnings per share was $0.25

--                Year-over-year adjusted NOI same property performance increased by 3.7%

LONG BEACH, CA, April 27, 2010 — HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended March 31, 2010. Funds from operations (“FFO”) applicable to common shares, before giving effect to income from impairment recoveries of $11.9 million, or $0.04 per diluted share, was $146.8 million, or $0.50 per diluted share, for the quarter ended March 31, 2010. No impairments or impairment recoveries were incurred in the year-ago period. FFO applicable to common shares was $158.7 million, or $0.54 per diluted share, for the quarter ended March 31, 2010, compared to FFO applicable to common shares of $128.0 million, or $0.50 per diluted share, in the year-ago period. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended March 31, 2010 was $74.8 million, or $0.25 per diluted share, compared to net income applicable to common shares of $43.3 million, or $0.17 per diluted share, in the year-ago period.

INVESTMENTS

During the quarter ended March 31, 2010, we made investments of $36 million, which included the acquisition of a senior housing facility for $9 million and funding of $27 million for construction and other capital projects, primarily in our life science segment.

During the quarter ended March 31, 2010, three life science facilities located in South San Francisco were placed in service representing 329,000 square feet.

FINANCINGS

On March 10, 2010, we repaid the total outstanding indebtedness of $200 million under our term loan. The term loan, with an original maturity of August 1, 2011, was repaid primarily with funds available under our revolving line of credit facility. As a result of the early repayment of the term loan, we recognized a charge of $1.3 million, related to unamortized issuance costs.

ERICKSON SETTLEMENT

In February 2010, we entered into a settlement agreement with Erickson Retirement Communities (“Erickson”), which filed for bankruptcy in October 2009. On April 15, 2010, the bankruptcy court approved the settlement agreement and confirmed Erickson’s final plan of reorganization. The settlement agreement and plan of reorganization provide that we will, concurrently with the closing of the sale of Erickson’s assets, be entitled to: (i) retain deposits held by us with balances of $5 million as of March 31, 2010; and (ii) receive an additional $9.6 million. The closing is expected to occur on April 30, 2010, and remains subject to customary closing conditions. As a result, during the quarter ended March 31, 2010, we recognized aggregate income of $11.9 million, which represents impairment recoveries of portions of previous impairment charges related to investments in three direct financing leases and a participation interest in a senior construction loan related to Erickson.

DIVIDEND

On April 22, 2010, we announced that our Board of Directors declared a quarterly cash dividend on our common stock of $0.465 per share. The dividend will be paid on May 18, 2010 to stockholders of record as of the close of business on May 3, 2010.

OUTLOOK

For the full year 2010, we expect FFO applicable to common shares to range between $2.11 and $2.17 per diluted share, before giving effect to impairment recoveries; FFO applicable to common shares to range between $2.15 and $2.21 per diluted share; and net income applicable to common shares to range between $1.04 and $1.10 per diluted share. These estimates do not include possible future gains or losses, the impact on operating results from possible future acquisitions or dispositions, or possible future impairments or recoveries.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, April 27, 2010 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2010. The conference call is accessible by dialing (866) 383-8008 (U.S.) or (617) 597-5341 (International). The participant passcode is 62138156. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 12:00 p.m. Pacific Time (3:00 p.m. Eastern Time) on April 27, 2010 through May 11, 2010 on the Company’s website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 78155517. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of March 31, 2010, the Company’s portfolio of investments, including properties owned by its Investment Management Platform, consisted of: (i) interests in 677 facilities among the following segments: 257 senior housing, 100 life science, 251 medical office, 21 hospital and 48 skilled nursing; and (ii) $1.9 billion of mezzanine and other secured loans. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to impairment recoveries, and gain on sales of real estate, real estate depreciation and amortization, and joint venture adjustments for the full year of 2010. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, including the possibility of a prolonged recession; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; the further restructuring of the loan with Cirrus; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	March 31,	December 31,
	2010	2009
Assets	(Unaudited)
Real estate:
Buildings and improvements	$7,991,118	$7,802,979
Development costs and construction in progress	96,991	272,542
Land	1,546,068	1,544,004
Accumulated depreciation and amortization	(1,091,615)	(1,047,641)
Net real estate	8,542,562	8,571,884

Net investment in direct financing leases	612,991	600,077
Loans receivable, net	1,687,415	1,672,938
Investments in and advances to unconsolidated joint ventures	266,365	267,978
Accounts receivable, net of allowance of $8,661 and $10,772, respectively	39,461	43,726
Cash and cash equivalents	44,604	112,259
Restricted cash	37,953	33,000
Intangible assets, net	373,001	389,698
Real estate held for sale, net	12,638	13,461
Other assets, net	522,580	504,714

Total assets	$12,139,570	$12,209,735

Liabilities and equity
Bank line of credit	$210,000	$—
Term loan	—	200,000
Senior unsecured notes	3,523,339	3,521,325
Mortgage and other secured debt	1,828,637	1,834,935
Other debt	97,023	99,883
Intangible liabilities, net	193,153	200,260
Accounts payable and accrued liabilities	293,932	309,596
Deferred revenue	85,315	85,127
Total liabilities	6,231,399	6,251,126

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 293,966,405 and 293,548,162 shares issued and outstanding, respectively	293,966	293,548
Additional paid-in capital	5,722,827	5,719,400
Cumulative dividends in excess of earnings	(577,006)	(515,450)
Accumulated other comprehensive loss	(406)	(2,134)
Total stockholders’ equity	5,724,554	5,780,537

Joint venture partners	14,969	7,529
Non-managing member unitholders	168,648	170,543
Total noncontrolling interests	183,617	178,072

Total equity	5,908,171	5,958,609

Total liabilities and equity	$12,139,570	$12,209,735

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Revenues:
Rental and related revenues	$225,339	$212,226
Tenant recoveries	21,786	23,650
Income from direct financing leases	12,215	12,925
Interest income	35,266	26,771
Investment management fee income	1,308	1,438
Total revenues	295,914	277,010

Costs and expenses:
Depreciation and amortization	78,147	80,223
Operating	46,117	47,953
General and administrative	24,924	18,531
Impairment recoveries	(11,900)	—
Total costs and expenses	137,288	146,707

Other income (expense):
Other income, net	356	(2,438)
Interest expense	(75,956)	(76,674)
Total other income (expense)	(75,600)	(79,112)

Income before income taxes and equity income (loss) from unconsolidated joint ventures	83,026	51,191
Income taxes	(387)	(888)
Equity income (loss) from unconsolidated joint ventures	1,383	(462)
Income from continuing operations	84,022	49,841

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	79	1,511
Gain on sales of real estate, net of income taxes	—	1,357
Total discontinued operations	79	2,868

Net income	84,101	52,709
Noncontrolling interests’ share in earnings	(3,065)	(3,826)
Net income attributable to HCP, Inc.	81,036	48,883
Preferred stock dividends	(5,283)	(5,283)
Participating securities’ share in earnings	(917)	(315)

Net income applicable to common shares	$74,836	$43,285

Basic earnings per common share:
Continuing operations	$0.26	$0.16
Discontinued operations	—	0.01
Net income applicable to common shares	$0.26	$0.17

Diluted earnings per common share:
Continuing operations	$0.25	$0.16
Discontinued operations	—	0.01
Net income applicable to common shares	$0.25	$0.17

Weighted average shares used to calculate earnings per common share:
Basic	293,223	253,335

Diluted	294,087	253,423

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$84,101	$52,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,147	80,223
Discontinued operations	824	375
Amortization of above and below market lease intangibles, net	(1,904)	(2,660)
Stock-based compensation	3,506	3,546
Amortization of debt premiums, discounts and issuance costs, net	3,468	2,201
Straight-line rents	(13,276)	(11,422)
Interest accretion	(15,077)	(6,121)
Deferred rental revenue	574	6,914
Equity (income) loss from unconsolidated joint ventures	(1,383)	462
Distributions of earnings from unconsolidated joint ventures	1,420	1,468
Gain on sales of real estate	—	(1,357)
Marketable securities (gains) losses, net	(35)	309
Derivative losses, net	533	439
Impairment recoveries	(11,900)	—
Changes in:
Accounts receivable	4,265	5,165
Other assets	(7,463)	(483)
Accounts payable and accrued liabilities	(16,341)	(14,756)
Net cash provided by operating activities	109,459	117,012
Cash flows from investing activities:
Acquisitions and development of real estate	(31,041)	(20,269)
Lease commissions and tenant and capital improvements	(4,620)	(9,642)
Proceeds from sales of real estate, net	—	5,764
Contributions to unconsolidated joint ventures	(151)	—
Distributions in excess of earnings from unconsolidated joint ventures	804	1,714
Proceeds from the sale of securities	242	—
Principal repayments on loans receivable and direct financing leases	1,009	2,485
Investments in loans receivable	—	(16)
(Increase) decrease in restricted cash	(4,953)	2,105
Net cash used in investing activities	(38,710)	(17,859)
Cash flows from financing activities:
Net borrowings under bank line of credit facility	210,000	85,000
Repayment of term loan	(200,000)	—
Repayments of mortgage debt	(8,842)	(38,463)
Net proceeds from the issuance (repurchase) of common stock and exercise of options	(1,546)	(1,478)
Dividends paid on common and preferred stock	(142,592)	(122,174)
Sale of noncontrolling interest	8,395	—
Purchase of noncontrolling interests	—	(9,097)
Distributions to noncontrolling interests	(3,819)	(4,127)
Net cash used in financing activities	(138,404)	(90,339)
Net increase (decrease) in cash and cash equivalents	(67,655)	8,814
Cash and cash equivalents, beginning of period	112,259	57,562
Cash and cash equivalents, end of period	$44,604	$66,376

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Net income applicable to common shares	$74,836	$43,285
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,147	80,223
Discontinued operations	824	375
Gain on sales of real estate	—	(1,357)
Equity (income) loss from unconsolidated joint ventures	(1,383)	462
FFO from unconsolidated joint ventures	6,860	5,631
Noncontrolling interests’ and participating securities’ share in earnings	3,982	4,141
Noncontrolling interests’ and participating securities’ share in FFO	(4,588)	(4,741)
FFO applicable to common shares (1)	$158,678	$128,019

Distributions on convertible units	1,607	1,620

Diluted funds from operations applicable to common shares	$160,285	$129,639

Basic FFO per common share (1)	$0.54	$0.51

Diluted FFO per common share (1)	$0.54	$0.50

Weighted average shares used to calculate diluted FFO per common share	$297,565	$256,949

Impairment recoveries	$(11,900)	$—

Per common share impact of impairment recoveries on diluted FFO	$(0.04)	$—

Diluted FFO per common share, before giving effect to impairment recoveries	$0.50	$—

(1)                The Company believes funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

HCP, Inc.

Net Operating Income and Same Property Performance Information (1)(2)

Dollars In thousands

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Net income	$84,101	$52,709
Interest income	(35,266)	(26,771)
Investment management fee income	(1,308)	(1,438)
Depreciation and amortization	78,147	80,223
General and administrative	24,924	18,531
Impairment recoveries	(11,900)	—
Other income, net	(356)	2,438
Interest expense	75,956	76,674
Income taxes	387	888
Equity (income) loss from unconsolidated joint ventures	(1,383)	462
Total discontinued operations, net of income taxes	(79)	(2,868)
NOI (1)	$213,223	$200,848
Straight-line rents	(13,276)	(11,422)
Interest accretion — direct financing leases (“DFLs”)	(1,813)	(1,955)
Amortization of above and below market lease intangibles, net	(1,904)	(2,660)
Lease termination fees	(1,984)	(61)
NOI adjustments related to discontinued operations	—	10
Adjusted NOI (1)	$194,246	$184,760
Non-SPP adjusted NOI (1) (2)	(11,682)	(8,732)
Same property portfolio Adjusted NOI (1) (2)	$182,564	$176,028

Adjusted NOI % change – SPP	3.7%

(1)  The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of real estate properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses. NOI excludes investment management fee income, depreciation and amortization, general and administrative expenses, litigation provision, impairments, impairment recoveries, interest and other income, net, interest expense, income tax expense (benefit), equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred as “adjusted NOI” or “cash basis NOI.”

(2)  The Company believes same property portfolio (“SPP”) is an important component of the Company’s evaluation of the operating performance of its properties. The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year. Newly acquired assets, developments and redevelopments in process and assets classified in discontinued operations are excluded from the same property portfolio. Same property statistics allow management to evaluate the NOI of the Company’s real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations (1)

 (Unaudited)

	2010
	Low	High

Diluted earnings per common share	$ 1.04	$ 1.10
Gain on sales of real estate	—	—
Real estate depreciation and amortization	1.05	1.05
Joint venture adjustments	0.06	0.06
Diluted FFO per common share	2.15	2.21
Impairment recoveries	(0.04)	(0.04)
Diluted FFO per common share, before giving effect to impairment recoveries	$ 2.11	$ 2.17

(1)      Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, impairment recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.